Exhibit 10.18

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”) is made as of September 18, 2003 by and between INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., a Delaware corporation (“Manager”), and HPT TRS IHG-1, INC., a Maryland corporation (“Owner”).

WHEREAS, Manager and Owner entered into that certain Management Agreement, dated as of July 1, 2003 (the “Management Agreement”); and

WHEREAS, Manager and Owner wish to amend the Management Agreement to, among other things, include the Hotels located at the Sites listed on Exhibit A attached hereto(the “Expansion Hotels”);

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

1.                     Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Management Agreement.

2.                     Section 1.10 of the Management Agreement is amended by deleting from the first and second line the phrase “for each Hotel, the 2004 Fiscal Year” and inserting the following in its place:

with respect to each Original Hotel, the 2004 Fiscal Year, and with respect to each Expansion Hotel, the 2006 Fiscal Year;

3.                     Section 1.10 of the Management Agreement is further amended by inserting after the phrase “the 2004 Fiscal Year” on the fifth line thereof the phrase “or the 2006 Fiscal Year, as applicable.”

4.                     Sections 1.11 and 1.12 of the Management Agreement are deleted in their entirety and the following inserted in their place:

1.11 “Brand”  shall mean, collectively, the Staybridge Suites hotel service marks or, with respect to the Buckhead Hotel, the service marks of the Buckhead Brand, the Brand Standards, and all of the attributes and features customarily associated with the Staybridge Suites hotel chain in North America or, with respect to the Buckhead Hotel, the Buckhead Brand, in either case, from time to time.

1.12 “Brand Standards”  shall mean the standards of operation, as amended from time to time, in effect at substantially all hotels which are operated under the Staybridge Suites name as may be specified in manuals and other guidelines provided by the owner of the System Marks or its Affiliates; provided, however, with respect to the Buckhead Hotel, the term “Brand Standards” shall mean the standards of operation from time to time required of owners of similar hotels.

5.                     Section 1.66 of the Management Agreement is amended by inserting after the phrase “the 2004 Fiscal Year” the phrase “or the 2006 Fiscal Year, as applicable.”

6.                     Section 1.67 of the Management Agreement is amended by deleting the phrase “Sixteen Million Eight Hundred Seventy Two Thousand Dollars ($16,872,000)” and replacing it with “Thirty Six Million Eight Hundred Seventy Two Thousand Dollars ($36,872,000).”

7.                     Section 1.27 of the Management Agreement is amended by inserting the following at the end thereof:

The Deposit shall be increased as provided in Section 33 of the First Amendment.

8.                     Section 1.79 of the Management Agreement is amended by inserting “Original” after “each” in the first line thereof.

9.                     Section 1.79 of the Management Agreement is hereby further amended by inserting the following at the end thereof:

“Reserve Percentage” shall mean with respect to the Expansion Hotels, the following percentages for the following periods:

Through 12/31/06	0%

Thereafter	5%

10.                   Section 1.82 of the Management Agreement is deleted in its entirety and replaced with the following:

1.82 “Restricted Period” shall mean, for each Original Hotel, the period ending on third (3rd) anniversary of the Effective Date and for each Expansion Hotel, the period ending on the third (3rd) anniversary of the Expansion Date.

11.                   Section 1.87 of the Management Agreement is deleted in its entirety and the following inserted in its place:

1.87 “Sites” shall mean, collectively, the parcels of real estate more particularly described in Exhibits A-1 and A-2.

12.                   Section 1.90 of the Management Agreement is amended by inserting after “hotels” in the last line thereof the following:

or with respect to the Buckhead Hotel, the Buckhead Brand.

13.                   There is inserted after Section 1.98 of the Management Agreement the following new Sections:

1.99 “Buckhead Brand” shall mean the then hotel brand under which the Buckhead Hotel is to be operated in accordance with Section 34(e) of the First Amendment.

1.100 “Buckhead Hotel” shall mean, the Hotel located at Pharr Road, Atlanta, Georgia.

1.101 “Expansion Date” shall mean, the later of (i) October 6, 2003 and (ii) the date on which Owner delivers possession of the Expansion Hotels to Manager.

1.102 “Expansion Hotel” shall mean, each Hotel located on a Site described in Exhibit A-2.

1.103 “First Amendment” shall that certain First Amendment To Management Agreement dated September 18, 2003 between Manager and Owner.

1.104 “Manager’s Share” shall mean a fraction, (a)the numerator of which is the amount of Initial Working Capital and (b)the denominator of which is the sum of (i) the amount of Initial Working Capital, plus (ii) $750,000.

1.105 “Original Hotel” shall mean each Hotel located on a Site described in Exhibit A-1.

14.                   Section 2.1 of the Management Agreement is amended by inserting the following after the second sentence thereof:

Owner acknowledges that the Expansion Hotels are to be converted to the Brand Standards following the Expansion Date. Manager shall complete such conversion promptly after the Expansion Date, but in all events on or before December 31, 2008; provided, however, Manager shall not be obligated to cause the Expansion Hotels to conform with the requirements of the Brand Standards which have been waived as set forth on Exhibit B to the First Amendment.

15.                   Section 2.6 of the Management Agreement is deleted and replaced with the following:

2.6  Condition of the Hotels. Manager acknowledges receipt and delivery of possession of each Original Hotel, and Manager accepts each Original Hotel and, subject to the terms of Sections 35, 36 and 41 of the First Amendment, each Expansion Hotel in its “as is” condition as of, respectively, the Effective Date and the Expansion Date, subject to the rights of parties in possession, the existing title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Hotels, all applicable Legal Requirements, and such other matters which would be disclosed by an inspection of the Hotels and the record title thereto or by an accurate survey thereof. MANAGER REPRESENTS THAT:  IT HAS INSPECTED THE HOTELS INCLUDING THE FF&E AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY; AS OF THE EFFECTIVE DATE, THE ORIGINAL HOTELS ARE IN COMPLIANCE WITH THE BRAND STANDARDS IN ALL MATERIAL RESPECTS; EXCEPT FOR CAPITAL REPLACEMENT TO BE MADE FROM TIME TO TIME USING FUNDS TO BE DEPOSITED IN THE RESERVE ACCOUNT PURSUANT TO SECTION 5.2(a) AND SECTION 33 OF THE FIRST AMENDMENT, MANAGER CURRENTLY DOES

NOT ANTICIPATED THE NEED TO MAKE CAPITAL REPLACEMENTS DURING THE FIRST FIVE YEARS OF THE TERM (PROVIDED, HOWEVER, SUCH REPRESENTATION IS NOT A GUARANTY OR WARRANTY THAT NO SUCH CAPITAL REPLACEMENT WILL BE REQUIRED); AND, EXCEPT AS PROVIDED IN SECTION 36 OF THE FIRST AMENDMENT, IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF OWNER, PURCHASER OR ANY OF THEIR AGENTS OR EMPLOYEES WITH RESPECT TO ANY OF THE MATTERS SET FORTH IN THIS SECTION. SUBJECT TO THE TERMS OF SECTION 36 AND SECTION 37 OF THE FIRST AMENDMENT, MANAGER WAIVES ANY CLAIM OR ACTION AGAINST OWNER AND PURCHASER WITH RESPECT TO THE CONDITION OF THE HOTELS. EXCEPT AS PROVIDED IN SECTION 36 OF THE FIRST AMENDMENT, PURCHASER AND OWNER MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE HOTELS OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT.

16.                   For purposes of determining whether Owner and its Affiliates own or lease at least fifty (50%) percent of the hotels comprising the Brand under Section 6.1 of the Management Agreement, the Expansion Hotels shall be excluded as though Expansion Hotels were neither owned or leased by Owner or its Affiliates and as though the Expansion Hotels were not a portion of the hotels comprising the brand.

17.                   The first sentence of Section 5.1 of the Management Agreement is deleted and replaced with the following:

Manager shall (a) contribute to the Working Capital for the Hotels an amount reasonably sufficient to pay (i) Operating Costs for the Original Hotels for the first thirty (30) days of operating the same following the Effective Date and (ii) Operating Costs for the Expansion Hotels for the first thirty (30) days of operating the same following the Expansion Date to the extent such Operating Costs for the Expansion Hotels for such period exceeds $750,000 collectively, the “Initial Working Capital”) and (b) upon the execution and delivery hereof, pay to Owner the monthly installment of Owner’s Priority for the month in which the Effective Date occurs.

18.                   On the Expansion Date Owner shall advance to Manager an amount equal to the excess of $750,000 over the actual Working Capital of the Expansion Hotels delivered to Manager on the Expansion Date. The amount so advanced shall be added to the Working Capital of the Hotels and used to pay Operating Costs as they come due.

19.                   The last sentence of Section 5.1 of the Management Agreement is deleted and replaced with the following:

Upon the expiration or earlier termination of the Term, the Working Capital of the Hotels shall be applied to pay all Operating Costs and all amounts owned to Owner to the extent Gross Revenues are insufficient. Thereafter, any remaining Working Capital shall be applied as follows:  (i) first, provided there is no uncured Manager Default, to Manager, Manager’s Share of any remaining Working Capital; and (ii) to Owner, the balance of the Working Capital.

20.                   Section 7.5 of the Management Agreement is amended by inserting at the end thereof the following:

Notwithstanding the foregoing, the Buckhead Hotel shall be included in the Reservation System for the Buckhead Brand, and Owner acknowledges that the other Expansion Hotels shall be added to the Reservation System as soon as practicable after the Expansion Date.

21.                   Section 7.7(a) of the Management Agreement is amended by inserting “and Section 33 of the First Amendment” after “7.7(b)” in the first line thereof.

22.                   Section 8.2(a) of the Management Agreement is amended by inserting the following after the first sentence thereof:

Notwithstanding the foregoing, (i) Manager shall not be obligated to prepare or deliver Yearly Budgets for the Expansion Hotels for the 2003 and 2004 Fiscal Years; (ii) Manager shall deliver to Owner, each month until January, 2005, Manager’s then most current forecast of the Expansion Hotels for the next twelve (12) months, which forecasts shall be in Manager’s customary form; and (iii) on or before December 15, 2003, Manager shall provide to Owner a month-by-month schedule of the draws from the Reserve Account which Manager anticipates to make during the 2004 and 2005 fiscal year in connection with renovating the Expansion Hotels; and (iv) Manager shall periodically provide Owner with updates to such schedule consistent with good management and construction practices.

23.                   There is inserted at the end of Section 9.1(a) of the Management Agreement, the following:

Notwithstanding anything contained herein to the contrary, to the extent that Base Management Fees for the Expansion Hotels for any Fiscal Year up to and including the Fiscal Year ending on December 31, 2008 are not paid in accordance with the terms hereof, the same shall not accrue from year to year, and Manager shall not be entitled to receive the payment thereof from the Gross Revenues of any subsequent Fiscal Year. For purpose of this Section 9.1(a), the Gross Revenues of the Expansion Hotels and the applications thereof shall be calculated separately from the calculations of the Gross Revenues and applications thereof of the Original Hotels.

24.                   The following is inserted at the end of the first sentence of Section 9.2 of the Management Agreement:

provided, however, Manager shall pay as Operating Costs, only the service fees (excluding franchise fees) generally payable by franchisees of the Buckhead Brand.

25.                   Section 10.1(c) is deleted in its entirety and replaced with the following:

(c)           Third, to Owner, first, all Owner’s Priority then due and payable and then all accrued but unpaid Owner’s Priority which accrued pursuant to the terms of Section 10.3 during the Fiscal Year to which such Gross Revenues pertain;

26.                   The following is inserted after the first sentence of Section 10.3:

Notwithstanding anything contained herein to the contrary, to the extent that for any Fiscal Month prior to January, 2006 Operating Profits attributable to the Expansion Hotels for such month are insufficient to pay the portion of Owner’s Priority attributable to such Hotels for such month, Manager may defer paying up to $333,333 of such portion of Owner’s Priority for such month. Amounts which are so deferred shall nevertheless be deemed accrued; provided, however, Owner shall not be entitled to payment of any amounts so deferred except as provided in Section 10.1(c) (i.e., the same shall not accrue from year to year but shall only be payable out of Gross Revenues of the Fiscal Year to which such deferred amounts pertain).

27.                   Section 17.3 of the Management Agreement is amended by changing the title thereof to “Owner Events of Default and Remedies for Owner Defaults” and inserting “any representation or warranty made by Owner in this Agreement proves to be untrue when made in any material respect or” after the word “event” in the first line thereof.

28.                   The phrase “Fifty Million Dollars ($50,000,000)” in Section 17.2 of the Management Agreement is hereby deleted in its entirety and is replaced with “Seventy Million Dollars ($70,000,000).”  Manager acknowledges and agrees that but for the liquidated damages clause contained in the Management Agreement as modified hereby, Owner would not enter into this Amendment.

29.                   Section 24.18 of the Management Agreement is deleted and replaced with:

Nonliability of Trustees. EACH DECLARATION OF TRUST ESTABLISHING EACH ENTITY COMPRISING PURCHASER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (EACH, A “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND MANAGER HEREBY AGREES THAT, THE NAMES “HPT IHG PROPERTIES TRUST” AND “HPTSHC PROPERTIES TRUST” REFER TO THE TRUSTEES UNDER THE APPLICABLE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF ANY ENTITY COMPRISING PURCHASER

SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY. ALL PERSONS DEALING WITH ANY ENTITY COMPRISING PURCHASER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

30.                   Exhibit A to the Management Agreement is hereby amended by renaming it Exhibit A-1. Exhibit A to this Amendment is inserted as Exhibit A-2 to the Management Agreement after such Exhibit A-1.

31.                   Exhibit C to the Management Agreement is deleted in its entirety and replaced with Exhibit C attached hereto.

32.                   There is added to the end of Exhibit D to the Management Agreement the maps showing, or other descriptions of, the Restricted Areas for the Expansion Hotels set forth in Exhibit D hereto.

33.                   Manager agrees to increase the Deposit by Twenty Million Dollars ($20,000,000), and Owner agrees to, or cause Purchaser to, advance up to Thirty Million Dollars ($30,000,000) in the aggregate into the Reserve Account, all on the following terms and conditions:

(a)           On or before the Expansion Date, Owner or Purchaser shall deposit in the Reserve Account Ten Million Dollars ($10,000,000), and Manager shall deliver to Owner Ten Million Dollars ($10,000,000) which shall be added to and be a part of the Deposit.

(b)           On or before December 31, 2006, Manager shall deliver to Owner, in the aggregate, under this Section 33(b) and Section 33(e),an additional Ten Million Dollars ($10,000,000) which shall be added to and be a part of the Deposit.

(c)           If, at any times prior to December 31, 2006, the funds in the Reserve Account shall be insufficient for the purposes for which the Reserve Account is maintained in Manager’s sole judgment, Manager shall give Owner written notice thereof, which notice shall set forth, in reasonable detail, the calculation of such insufficiency and such other information with respect thereto as Owner may reasonably require. Provided that there is then no uncured Manager Default, Owner shall, within twenty (20) Business Days after such notice, advance (or cause Purchaser to advance) the amount of such insufficiency to Manager for deposit into the Reserve Account. Owner hereby consents to the Material Repairs to be made by Manager, and expenditures made from the Reserve Account in connection therewith, prior to December 31, 2006 to cause the Expansion Hotels to comply with applicable Brand Standards or to correct any deferred maintenance thereto.

(d)           There shall be no adjustment to Owner’s Priority on account of the first Twenty Million Dollars ($20,000,000) advanced by Owner or Purchaser pursuant to this Section 33. However, the annual amount of Owner’s Priority shall be increased by ten percent (10%) of the excess of the aggregate amount advanced under this Section 33 over Twenty Million Dollars ($20,000,000). Such increase shall be effective as of the dates on which such excess advances are made. Except as provided herein, there shall be no adjustment to Owner’s Priority on account of advances made pursuant to this Section 33.

(e)           Unless and until the Deposit shall have been increased by Twenty Million Dollars ($20,000,000) in the aggregate under Sections 33(a)and 33(b), the aggregate amount to be advanced by Owner or Purchaser pursuant to Sections 33(a)and 33(c) shall not exceed such aggregate increase to the Deposit.

(f)            The maximum aggregate amount to be advanced pursuant to Sections 33(a)and 33(c) is Thirty Million Dollars ($30,000,000), and Owner shall not be obligated to, or to cause Purchaser to, advance any amounts under this Section 33 in excess of such maximum aggregate amount.

(g)           No advances shall be requested under this Section 33 after December 31, 2006.

34.   The following terms shall apply to the Buckhead Hotel:

(a)           The Buckhead Hotel will be operated as a Buckhead Brand hotel. Accordingly, notwithstanding anything contained in the Management Agreement, any reference to “Staybridge Suites” or the “Brand” in the Management Agreement shall with respect to the Buckhead Hotel only be deemed to refer to the Buckhead Brand.

(b)           Manager may market the Buckhead Hotel for sale until December 31, 2009. If prior to such date Manager receives a bona fide arm’s-length binding unconditional offer to purchase the Buckhead Hotel from an unrelated third party having the financial capacity to implement the terms of such offer for a purchase price acceptable to Manager and otherwise on customary terms (an “Offer”), Manager shall give Owner and Purchaser notice thereof, which notice shall include a copy of the Offer executed by such third party. In the event that Owner and Purchaser shall fail to accept or reject such Offer within thirty (30) days after receipt of such notice, such Offer shall be deemed to be rejected by them. If Owner and Purchaser shall either sell the Buckhead Hotel pursuant to such Offer, or reject such Offer, effective as of the date of such sale or, if the Offer was rejected or deemed rejected, the proposed date of sale contained in such Offer, as the case may be, this Agreement shall terminate with respect to the Buckhead Hotel, and the Owner’s Priority shall be reduced by an amount equal to ten percent (10%) of the net proceeds of sale received by Owner or Purchaser or, in the case of such a rejection, the projected net proceeds determined by reference to such Offer. If any Offer is accepted by Purchaser and Owner, but the sale pursuant thereto is not consummated, Manager shall continue to have the right to market the Buckhead Hotel on the foregoing terms.

(c)           The terms of Sections 4.4 and 4.7 of the Management Agreement shall not apply to any sale of the Buckhead Hotel made pursuant to an Offer delivered by Manager.

(d)           If the Management Agreement with respect to the Buckhead Hotel shall expire or terminate other than in connection with the sale thereof as herein contemplated, Owner shall be entitled (but not obligated) to operate the Buckhead Hotel under the Buckhead Brand name for a period of one (1) year following such termination in accordance with the terms of the Management Agreement and the payment of any applicable Services Fee; provided, however, Owner shall not be obligated to incur any additional cost or expense in connection with any Capital Replacement to or at the Buckhead Hotel to the extent attributable solely to complying with the Buckhead Brand standards.

(e)           Manager shall elect, by notice given to Owner promptly after the date hereof, the hotel brand under which the Buckhead Hotel shall be operated. From time to time, with the prior written consent of Owner (which consent shall not be unreasonably withheld), Manager may elect to change the hotel brand under which the Buckhead Hotel will be operated.

35.   Owner shall, or shall cause Purchaser to, promptly after the date hereof give Candlewood Management, Inc. (“Candlewood”) a notice terminating the existing management agreement with Candlewood (the “Candlewood Management Agreement”) with respect to the Expansion Hotels in accordance with the terms of Section 7.2 thereof. In connection therewith, Owner shall direct Candlewood to (a)

reasonably cooperate with Manager in order to effectuate a smooth turnover of the management and operations of the Expansion Hotels; (b) provide Manager full access to the Expansion Hotels from and after the date hereof through and including the Expansion Date; (c) on the Expansion Date transfer to Manager all FF&E reserves and capital replacement reserves held by Candlewood; (d) on the Expansion Date transfer to Manager any and all reservations fees, advanced deposits and similar prepaid items; (e) on the Expansion Date transfer all telephone numbers used in connection with the operation of the Expansion Hotels; (f) cooperate with Manager in Manager’s efforts to engage employees of the Expansion Hotels; (g) on the Expansion Date deliver to Manager all books and records of the Expansion Hotels, provided that Candlewood may retain copies of any of the same for Candlewood’s records; (h) on the Expansion Date, deliver possession of the Expansion Hotels, together with any and all keys or other access devices to Manager; (i) effective as of the Expansion Date, assign to Manager all booking, reservation, service and operating contracts relating to exclusively to the occupancy or operation of the Expansion Hotels and entered into in the ordinary course of business by Candlewood; (j) effective as of the Expansion Date, assign to Manager any assignable licenses and permits pertaining to the Expansion Hotels and otherwise reasonably cooperate with Manager as may be necessary for the transfer of any and all hotel licenses and permits to Manager. Neither Owner nor Purchaser shall have any liability to Manager for Candlewoods failure to do any of the foregoing; provided, however, Owner shall, or shall cause Purchaser to, use its reasonable efforts to enforce the terms of said management agreement and attempt to cause Candlewood to do the foregoing.

36.   HPTSHC Properties Trust (“HPTSHC”) warrants and represents that: its investigation of the Expansion Hotels made in connection with the acquisition of the Expansion Hotels was conducted in a manner consistent in all material respects with the standards generally employed by HPTSHC, Owner and their Affiliates(collectively, the “HPT Group”) in connection with their acquisitions of hotel properties; and, based on such investigation, when HPTSHC acquired the Expansion Hotels it believed that the statements in Exhibit E (other than the statement in paragraph Error! Reference source not found. thereof) were true in all material respects except as disclosed in the materials previously furnished or obtained by Manager or otherwise disclosed in writing to, or known by, Manager. Manager shall have the right, subject to the receipt of any required consents and the terms of any applicable agreement, to pursue, in the name of HPTSCH, any and all rights HPTSCH may have under or with respect to any title insurance policy, engineering report, survey, zoning opinion or report or environmental study obtained by HPTSHC in connection with such acquisition. The terms of Section 40 shall apply to any recovery by Manager in connection therewith.

37.                   Each of HPTSHC and Owner warrants and represents to Manager that, except as disclosed in the materials previously furnished or obtained by Manager or otherwise disclosed in writing to, or known by, Manager: it has not done anything since the date of its acquisition of the Expansion Hotels to cause any of the statements in Exhibit E to be untrue in any material respect on the Expansion Date; and to Owner’s Knowledge the statements in Exhibit E are true in all material respects as of the date hereof. HPTSHC and Owner shall not between the date hereof and the Expansion Date do anything which causes the statements in Exhibit E to be untrue in any material respect on the Expansion Date.

38.                   The representations and warranties made in this Agreement by Owner and HPTSHC are made as of the date hereof. All representations and warranties made in this Agreement by HPTSHC and Owner shall survive the Expansion Date.

39.                   As used herein, the term “Owner’s Knowledge” shall mean the actual (and not the imputed or constructive) knowledge of John Murray without any inquiry of other personnel employed by the HPT Group. HPTSHC and Owner warrant and represent to Manager that John Murray is the officer of the HPT Group to whom any condition which would render any of the statements in Exhibit E untrue in any material respect should be reported by any employee of the HPT Group that first discovers such condition and that the HPT Group has in place, either formally or informally, systems designed to make sure that John Murray receives such reports.

40.                   Any amounts recovered during the Term by Owner or Manager from any third party (other than from or in respect of any claim of the HPT Group against Wyndham International, Inc., Summerfield HPT Lease Company, L.P. or any of their Affiliates) with respect a defective condition at any of the Expansion Hotels in excess of the cost of recovering the same (including, without limitation, attorneys’ fees) shall be deposited into the Reserve Account or applied as the parties reasonably agree.

41.                   Owner shall be responsible for any and all costs or expenses of owning and operating the Expansion Hotels prior to the Expansion Date (including, without limitation,

all applicable real and personal property, sales, hotel-motel, excise, gross receipts and use taxes and assessments and any accrued unpaid vacation, sick leave and similar benefits owed to existing employees of the Expansion Hotels who are employed at the Expansion Hotels on the Expansion Date. Owner shall pay when due such costs and expenses itself or timely advance funds to Manager to pay such costs and expenses. Owner shall file or cause to be filed all returns for any tax periods prior to the tax period in which the Expansion Date occurs.

42.                   Except to the extent solely attributable to matters pertaining to or arising from or in connection with any act or omission of Manager or its Affiliates, Owner shall indemnify, defend and hold harmless Manager and its Affiliates for, from and against any cost, loss, damage or expense including, but not limited to, reasonable attorneys’ fees and all court costs and other expenses of litigation, whether or not taxable under local law (each, a “Loss and Expense”) for any claims of any nature whatsoever made by each of Candlewood, Wyndham International, Inc., Summerfield HPT Lease Company, L.P. or any of their respective Affiliates pertaining to the Expansion Hotels. Such indemnity is subject to the following terms and conditions:

(a)           If Manager or its Affiliate suffer or incur any Loss and Expense or any action is commenced against, or claim is made or threatened against, Manager or its Affiliate against which Owner is to indemnify Manager or its Affiliate, Manager or its Affiliate shall give Owner notice thereof within thirty (30) days of becoming aware that it has suffered such Loss and Expense or of such action or claim.

(b)           Owner shall conduct and control, through counsel of its own choosing, reasonably acceptable to Manager or its Affiliate, any third party action or claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense. Manager and its Affiliates shall cooperate with Owner in defending any claim or action for which indemnity is sought hereunder. Such cooperation shall include access during normal business hours afforded to Owner to, and reasonable retention by Manager and its Affiliates of, records and information which are reasonably relevant to such action or claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)           If Owner shall fail to defend any action or claim, then Manager or its Affiliate may defend, through counsel of its own choosing, such action or claim, and (so long as it gives Owner at least fifteen (15) days’ notice of the terms of the proposed settlement thereof and permits Owner to then undertake the defense thereof) settle such action or claim and to recover from Owner or HPTSHC the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense.

(d)           Owner shall be entitled to compromise or settle any such action or claim without the prior written consent of Manager, provided it or HPTSHC pays all amounts due under this Section 42 and the terms and conditions of such compromise or settlement:(i) include a full release of Manager and its affected Affiliates from the action or claim which is the subject of the settlement proposal; and (ii) do not include any term or condition which would restrict in any material manner the continued management and operations of the Expansion Hotels in substantially the manner then being managed and operated by Manager or which would impose any continuing obligations or liability of any nature on Manager or its Affiliates.

43.                   Manager hereby consents to the amendment to the Lease of even date herewith pursuant to which Owner leases the Expansion Hotels from HPTSHC.

44.                   All references in the Management Agreement to the Management Agreement shall be deemed to be references thereto as amended hereby.

45.                   If the Expansion Date does not occur on or before December 31, 2003, this Amendment shall terminate and be of no further force or effect. Such termination shall not release or relieve either party from any breach hereof theretofore accruing.

46.                   As modified hereby, the Management Agreement is in full force and effect and is hereby ratified and confirmed.

47.                   This Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the day and year first above written.

OWNER:

HPT TRS IHG-1, INC.

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	Vice President

MANAGER:

INTERCONTINENTAL HOTELS
GROUP RESOURCES, INC.

By:	/s/ Stevan D. Porter
Name:	Stevan D. Porter
Title:	President

Purchaser in consideration of good and valuable consideration, joins in the foregoing Amendment to evidence its agreement to be bound by the terms of Section 34(b). In addition, HPTSHC Properties Trust joins in the foregoing Amendment to evidence its agreement to be bound by the terms of Sections 36 through and including 40 and Sections 4.1 through and including 4.7 of the Management Agreement and Articles 15 and 16 thereof subject to the terms of Section 24.18 thereof.

PURCHASER:

HPT IHG PROPERTIES TRUST

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President

Date of Execution:

HPTSHC PROPERTIES TRUST

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President

Date of Execution:

THE FOLLOWING EXHIBITS HAVE BEEN OMITTED AND WILL BE SUPPLEMENTALLY FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST:

Exhibit	Document

Exhibit A

Exhibit A-2 to the Management Agreement

Exhibit A-2	Legal Descriptions

Exhibit B	Waiver of Brand Standards for the Expansion
Hotels

Exhibit C	Substitute Exhibit C to the Management Agreement

Exhibit D	Restricted Areas for the Expansion Hotels

Exhibit E	Condition of the Expansion Hotels